EXHIBIT 2
                           LIQUIDATING TRUST AGREEMENT


        THIS LIQUIDATING TRUST AGREEMENT (this "Agreement") is made as of the 2nd day of October, 1996 by and among Regent Bancshares Corp., a New Jersey corporation and a registered bank holding company ("Regent"), on behalf of the holders of its securities at the Effective Time other than Dissenting Shares (the "Beneficiaries"), Regent National Bank, a national banking association and a wholly owned subsidiary of Regent (the "Bank") and John J. Lyons, Abraham Bettinger and Frederick W. Dreher, as Trustees (collectively, the "Trustees" or individually, a "Trustee"). All capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement (as defined herein).

                                   Background

        WHEREAS, the Bank maintains a portfolio of automobile insurance premium finance loans (the "IPF Loans"), has charged off various other loans in connection with the Bank's other loan portfolios (the "Additional Loans") and has or may have other claims or recoveries that are not reflected as assets on the Bank's balance sheet (the "Other Assets");

        WHEREAS, the Bank, Regent, Carnegie Bancorp ("Carnegie") and Carnegie Bank, N.A. ("CBN") contemporaneously with the execution of this Agreement are entering into an amendment (the "Amendment") to the Amended and Restated Agreement and Plan of Merger dated as of August 30, 1995 (the "Merger Agreement"), pursuant to which Regent will merge (the "Merger") with and into Carnegie and the Bank will merge with and into CBN (the "Bank Merger") and the holders of securities of Regent at the Effective Time other than Dissenting Shares shall receive consideration in accordance with the Merger Agreement;

        WHEREAS, the Amendment provides that at the Effective Time of the Bank Merger the Bank will not have any IPF Loans;

        WHEREAS, the Merger Agreement provides that at the Effective Time of the Bank Merger, (i) the Bank's IPF Loan receivables and charged-off IPF Loan receivables, all collateral with respect thereto, all claims, actions, rights, recoveries under insurance policies and bonds and all other interests accruing as a result thereof and all proceeds thereof, plus (ii) the Bank's Additional Loan receivables, all collateral with respect thereto, all claims, actions, rights, recoveries under insurance policies and bonds and all other interests accruing as a result thereof and all proceeds thereof, plus (iii) the Bank's claims, actions, rights, recoveries under insurance policies and bonds and all other interests accruing as a result of the Other Assets and all proceeds thereof, (collectively, the "Receivables"), will be transferred to a liquidating trust (the "Trust") for the benefit of the Beneficiaries as provided herein and in the Merger Agreement and that the Trustees of said Trust will continue to collect actively any outstanding Receivables until the termination of


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the Trust, whereupon the Trustees will distribute to the Beneficiaries the funds collected on account of the Receivables (the "Proceeds"), plus any interest earned upon such Proceeds, less any costs and expenses paid by the Trustees under the terms of this Agreement;

        WHEREAS, it is not now known, nor can it be foreseen at this time, whether any, and if so, what amount of Receivables will be collected prior to the termination of the Trust as provided for herein and the parties hereto recognize the uncertainties recited herein, and agree to provide, in all circumstances, for the termination of the Trust created hereby as provided for herein;

        WHEREAS, Regent, on behalf of the Beneficiaries, and the Trustees believe it is in their respective best interests to enter into this Agreement and Carnegie has consented to the terms and conditions of this Agreement; and

        WHEREAS, the Trustees have agreed to serve as trustees of the Trust under the terms and conditions set forth in this Agreement and to distribute the balance of the Proceeds, with any interest earned thereon, only in accordance with the terms and conditions of this Agreement;

        NOW, THEREFORE, in consideration of the premises and covenants contained herein and in the Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

        1. Conveyance of Trust Property. The Bank hereby agrees to transfer, convey, assign, set over and deliver to the Trustees, and their successors and assigns, effective as of the Effective Time of the Merger Agreement, in the same manner as and to the same extent that the Receivables were held or enjoyed by the Bank prior to such Effective Time, all of the Receivables to have and to hold full and legal title thereto, pursuant to the terms hereof, and the Trustees hereby agree to accept such Receivables in trust on behalf of the Beneficiaries and to manage and administer such Receivables and to attempt to collect any Receivables outstanding or that become outstanding during the duration of this Trust, for the benefit of the Beneficiaries in accordance with the terms and conditions set forth in this Agreement. All Proceeds collected during the term of this Trust, other than partial distributions permitted by
Section 4 of this Agreement, shall remain in the Trust until the termination thereof pursuant to Section 5 of this Agreement.

        2. Duties of Trustees. The duties of the Trustees shall be limited to managing and administering the Receivables and collecting and holding the Proceeds and enforcing the rights of the Beneficiaries with respect to the Receivables, including receiving, compromising and settling Receivables, and, after the satisfaction of any indemnification obligations of the Trust pursuant to Section 8 and Section 13 hereof, distributing the Proceeds to the Beneficiaries upon termination of the Trust. The Trustees shall have no other responsibility or obligation of any kind other than as expressly set


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forth in this Agreement, and shall not be required to take any action not expressly set forth in this Agreement. For these purposes, the Trustees shall engage in all activities and perform all acts that they deem necessary in order to collect, with respect to IPF Loans, from individual borrowers of IPF Loans all overdue premium amounts and from insurance companies all prepaid premium amounts held by such companies on cancelled IPF Loans, and all collateral, other rights and causes of action with respect thereto whether now existing or hereafter created, and, with respect to the Additional Loans or Other Assets, from the borrowers thereof all overdue payments and all collateral, other rights and causes of action with respect thereto whether now existing or hereafter created.

        3. Powers of Trustees.

           (a) The Trustees shall have absolute, continuing and exclusive power and authority to manage the Receivables and the Proceeds and to conduct the business of the Trust, limited only as specifically set forth in this Agreement. Any determination made in good faith by the Trustees of the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive. In construing the provisions of this Agreement, presumption shall be in favor of the grant of powers and authority to the Trustees. The enumeration of any specific power or authority herein shall not be construed as limiting the general powers or authority or any other specified power or authority conferred herein upon the Trustees. The Trustees shall have authority to delegate their powers over the day-to-day management of the Trust to such officers, agents and/or employees as the Trustees shall deem appropriate. The signature of no more than one Trustee or officer, as the Trustees may appoint from time to time, shall be sufficient to bind the Trust. The concurrence of a majority of the Trustees shall be necessary to the validity of any action taken by them. The Trustees' powers shall include, but shall not be limited to or by, the following:

                (i) to prosecute and defend all actions affecting the Trust, the Receivables or the Proceeds, and to compromise or settle any suits, claims or demands, or waive or release any rights relating to the Trust;

                (ii) to employ officers, agents, attorneys, independent contractors, consultants, experts, employees or such other persons as such Trustees may deem necessary or advisable;

                (iii) to enter into such contracts, agreements or understandings, written or oral, as the Trustees shall deem appropriate in the exercise of their powers hereunder;

                (iv) to do any lawful act in relation to the Trust, the Receivables or the Proceeds that any individual owning the same absolutely might do under the laws of the Commonwealth of Pennsylvania; and

                (v) to incur and pay from the Proceeds all reasonable expenses relating to the foregoing.


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        4. Maintenance of Proceeds. All Proceeds received by the Trustees during the duration of the Trust, as a result of the collection efforts of the Trustees or otherwise, shall be deposited into an interest-bearing account maintained at CoreStates Bank, N.A. in the name of the Trustees for the benefit of the Beneficiaries and shall be held in such account until the termination of the Trust. Notwithstanding the foregoing, the Trustees shall have the power to make partial distributions of the Trust Proceeds from time to time in their discretion.

        5. Term. The Trustees shall continue to manage, administer and collect the Receivables for a period of three years from the Closing Date of the Merger Agreement and for such longer period, if any, as is necessary for the final resolution of any litigation with respect to collection of the Receivables, subject, however, to the discretion of the Trustees to terminate the Trust at an earlier date if they determine that it is more likely than not that the cost of continuing the Trust would exceed the amount of any future recoveries from the Receivables. Thereafter, subject to Section 8 and Section 13 hereof, the Proceeds collected by the Trustees from the outstanding Receivables plus any interest earned on such Proceeds, less any expenses incurred by the Trustees deducted in accordance with Section 7 hereof and less any prior distributions of Trust Proceeds made in accordance with Section 4 hereof (the "Trust Balance"), shall be distributed to the Beneficiaries as provided in Section 6(b) hereof.

        6. Dissolution and Liquidation.

            (a) On the date of the termination of the Trust as provided in
Section 5 hereof (the "Valuation Date"), the Trust shall be dissolved, but in no event shall the Trust terminate until the assets of the Trust shall have been distributed as provided in Section 6(b) hereof. Prior to the termination of the Trust, the business of the Trust shall continue to be governed by this Agreement.

            (b) On the Valuation Date, subject to prior satisfaction in full of any indemnification obligations of the Trust pursuant to Sections 8 and 13 hereof, the Trustees shall distribute to each Beneficiary his or her pro rata portion of the Trust Balance (a "Beneficial Interest").

        7. Expenses. The Trustees shall have the right to deduct and pay from the Proceeds all of the costs, expenses, charges, liabilities and obligations, including reasonable attorneys' fees, incurred by the Trustees in connection with or growing out of the execution or administration of the Trust or the performance of the Trustees' duties under this Agreement, the amount, if any, needed for the indemnification of Carnegie in compliance with Section 8 hereof and indemnification of the Trustees in compliance with Section 13 hereof and such other payments and disbursements as are provided for in this Agreement or which may be determined by the Trustees to be proper charges against the Proceeds; provided, however, that the Trustees shall not be reimbursed for any such costs and expenses incurred as a result of the Trustees, or any individual Trustee, acting outside the scope of their responsibilities and duties hereunder or as a result


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of the gross negligence or willful misconduct of the Trustees or any individual
Trustee. The Trustees shall keep current a record of all costs and expenses incurred in performing their duties hereunder and such record shall be available for inspection by any Beneficiary upon written request to the Trustees.

        8. Indemnification of Carnegie. Prior to any distribution of the Trust Balance in accordance with Section 6 hereof, the Trust shall have indemnified Carnegie, CBN, and their officers, directors, employees and agents (collectively, the "Indemnitees") against and hold the Indemnitees harmless from any and all loss, liability, expenses including reasonable attorneys' fees, claims, judgments, fines and amounts paid in settlement thereof, actually suffered or incurred by the Indemnitees as a result of, in connection with or arising from or out of any claim, action, judgment or proceeding against Regent, the Bank or their respective directors, officers, employees or agents for any actions or omissions performed, or failed to be performed, by Regent, the Bank or any of their respective directors, officers, employees or agents prior to the Effective Time of the Merger Agreement; provided, however, that the amount of indemnification provided to the Indemnitees under this Section 8 shall be limited to the amount of the Trust Balance as of the Valuation Date. In no event shall the Trustees be personally liable for the indemnification provided under this Section 8.

        9. Compensation. The Trustees shall be entitled to reasonable compensation for the performance of their duties hereunder.

        10. Consultation with Legal Counsel. The Trustees may consult with legal counsel satisfactory to them in respect of any question relating to their duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by the Trustees in good faith upon the advice of such counsel.

        11. Removal of Trustees. A Trustee may resign and be discharged from the Trust created herein by giving written notice thereof to the Beneficiaries and the remaining Trustees, subject to the appointment of a successor Trustee and the successor Trustee's acceptance of such appointment, or may be removed at any time, with or without cause, by the affirmative vote given at a meeting or the written consent of the Beneficiaries holding at least two-thirds of the total Beneficial Interests.

        12. Actions of Remaining Trustee(s). In the event of the death, incapacity, resignation or removal of any Trustee, the remaining Trustee(s) shall have full legal capacity to act on behalf of this Trust and the actions of the remaining Trustee(s), even if only one in number, shall constitute valid legal action on behalf of this Trust.

        13. Indemnification of Trustees. Prior to any distribution of the Trust Balance in accordance with Section 6 hereof, the Trust shall have indemnified and held harmless its present and future Trustees and all officers, employees and agents appointed by such


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Trustees, from and against any and all loss, liability, expenses including reasonable attorneys' fees, claims, judgments, fines and amounts paid in settlement thereof, actually suffered or incurred by such person as a result of, in connection with or arising from or out of any acts or any omissions in the exercise and performance of any of such person's rights, powers, authority and duties under this Agreement. Notwithstanding the foregoing, nothing contained in this Section 13 shall authorize the Trust to provide, or entitle any officer, Trustee or other person to receive, indemnification for any action taken or failure to act which action or failure to act is determined by the final judgment of a court of competent jurisdiction, in any action, suit or proceeding to have constituted willful misconduct or gross negligence. The right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the organization of the Trust. All protections and indemnities granted under this Section 13 to a Trustee or any officer, employee or agent of the Trustees are cumulative of any other rights arising under operation of law or otherwise, and shall survive the termination of this Agreement or the resignation or removal of the such Trustee, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such person. In no event shall the Trustees' liabilities hereunder include any special, consequential, punitive or indirect loss or damage.

        14. Discretion and Judgment of Trustees. The Trustees, within the limitations and restrictions expressed and imposed herein, may act freely under all or any of the rights, powers and authority conferred hereby, in all matters concerning the Receivables and the Proceeds, after forming their best judgment based upon the circumstances of any particular question or situation as to the best course to pursue, without the necessity of obtaining the consent or permission or authorization of the Beneficiaries, or of any court, official or officer, notwithstanding the fact that the Trustees may be acting for themselves in their own interests or business, or as agent for another person or other persons or of a corporation or corporations interested in the same matters, or may be interested in the same matters as a Beneficiary or otherwise, and the rights, powers and authority conferred on the Trustees by this Agreement are conferred in contemplation of such freedom of judgment and action, within the limitations and restrictions so expressed and imposed; provided that the Trustees shall exercise such rights, powers and authority at all times in a fiduciary capacity in the interests of the Beneficiaries. The duties and responsibilities of the Trustees hereunder shall be determined solely by the express provisions of this Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the Commonwealth of Pennsylvania relating to fiduciaries.

        The Trustees shall not be liable for errors of judgment either in managing the Receivables originally conveyed to them or in acquiring and afterwards holding the Proceeds collected in connection with the Receivables, nor for any act, or omission to act, performed or omitted by them, in the execution of this Trust in good faith; nor shall they or any of them, be liable for the acts or omissions of each other, or of any officer, agent, or servant appointed by or


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acting for them, and they shall not be obliged to give any bond to secure the due performance of this Trust by them.

        15. Beneficial Interests.

            (a) The Beneficial Interests of the Beneficiaries in the Trust shall not be represented by certificates. Each share of Regent Common Stock or Regent Preferred Stock owned by a Beneficiary at the Effective Time of the Merger shall entitle such Beneficiary to one unit of Beneficial Interest (a "Unit") in the Trust. The number of Units owned by each Beneficiary in relation to the total number of Units owned by all Beneficiaries as of the Valuation Date shall determine the proportion of any distribution from the Proceeds to which such Beneficiary will be entitled upon termination of the Trust.

            (b) Units may be transferred only by will, descent or operation of law.

        16. Annual Reports. Until the Trust is terminated in accordance with
Section 5 hereof, the Trustees shall issue annual reports to the Beneficiaries showing the assets and liabilities of the Trust at the end of each calendar year and the receipts and disbursements of the Trustees during that period. The Trustees shall also issue interim reports to the Beneficiaries whenever, in the opinion of the Trustees, a significant event relating to the assets of the Trust occurs.

        17. Beneficiaries As Grantors. For federal tax purposes, the Beneficiaries shall be treated as the grantors of the Trust and deemed the owners of the Receivables and the Bank will treat the transfer of the Receivables to the Trust as a deemed transfer of the Receivables by the Beneficiaries to the Trust. The Trustees will file federal income tax returns for the Trust as a grantor trust.

        18. Miscellaneous.

            (a) Notices. Any and all notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, return receipt requested, or by telex or facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (a) in the case of personal delivery, telex or facsimile transmission, when received; (b) in the case of mail, upon the earlier of actual receipt or five business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested and (c) in the case of nationally-recognized overnight courier service, one business day after delivery to such courier service together with all appropriate fees or charges and instructions for such overnight delivery. Notwithstanding the foregoing, no notice to the Trustees shall be effective until received by one of the Trustees. The parties may change their respective addresses and


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transmission numbers by written notice to all other parties, sent as provided in this Section 14. All communications to the Trust or any Trustee must be in writing and addressed as follows:

            Regent Liquidating Trust
            1530 Walnut Street
            Philadelphia, PA  19103

        with a copy to:

            Duane, Morris & Heckscher
            1650 Market Street
            4200 One Liberty Place
            Philadelphia, PA  19103-7396
            Attention: Frederick W. Dreher, Esq.

            (b) Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, personal representatives and assigns.

            (c) Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

            (d) Assignment. This Agreement shall not be assigned by operation of law or otherwise and no such assignment shall relieve any party hereto of its respective obligations hereunder. No portion of the IPF Proceeds shall be subject to interference or control by any creditor of any Beneficiary or any other party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the parties hereto and there are no agreements, understandings, representations or warranties among the parties hereto on the subject matter hereof other than those set forth herein and therein.

            (e) Headings. The headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

            (f) Further Cooperation. Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.



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            (g) Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

            (h) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed therein.

            (i) Amendment. This Agreement may be amended only by a written instrument executed by Regent, or if after the Closing Date, the Surviving Corporation, and the Trustees; provided, however that, no amendment shall be made to change the relative beneficial interest of any Beneficiary in the Proceeds without the consent of such Beneficiary.



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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    REGENT BANCSHARES CORP.


                                    By:
                                       -----------------------------
                                       David W. Ring,
                                         Chairman of the Board and
                                         Chief Executive Officer


                                    REGENT NATIONAL BANK


                                    By:
                                       -----------------------------
                                        John J. Lyons, President


                                    TRUSTEES:


                                    --------------------------------
                                    John J. Lyons


                                    --------------------------------
                                    Abraham Bettinger


                                    --------------------------------
                                    Frederick W. Dreher




        Carnegie Bancorp hereby joins in this Agreement for the sole purpose of evidencing its agreement to Section 8 hereof.

                                     CARNEGIE BANCORP


                                     By:
                                       -----------------------------
                                          Thomas L. Gray, Jr.,
                                          President and Chief
                                          Executive Officer


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